UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                          SCHEDULE 14A INFORMATION
                          ------------------------

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                    1934

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]


Check the appropriate box:

[   ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only (as permitted by rule
        14a-6(e)(2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to 240.14a-12

                          WERNER ENTERPRISES, INC.
------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
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             pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[   ]   Fee paid previously with preliminary materials.
[   ]   Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


                      [LOGO OF WERNER ENTERPRISES, INC.]
                            Post Office Box 45308
                         Omaha, Nebraska  68145-0308
                          ________________________

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 10, 2005
                          ________________________


Dear Stockholders:

      It is a pleasure to invite you to the 2005 Annual Meeting of Stockholders of Werner Enterprises, Inc. (the "Company") to be held at the Embassy Suites, 555 South 10 Street, Omaha, Nebraska, on Tuesday, May 10, 2005, at 10:00 a.m. The Embassy Suites is located just a few blocks south and east of the downtown Omaha business area. The meeting will be held for the following purposes:

       1. To elect directors to serve until the end of their term and until their successors are elected and qualified.

       2. To amend Article X of the Articles of Incorporation regarding the number of classes of directors and the number of directors in each class.

       3. To consider a stockholder proposal regarding board inclusiveness, if presented at the meeting.

       4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on March 21, 2005, will be entitled to vote at the meeting or any adjournment thereof.

      At the meeting, Clarence L. Werner and members of the Company's management team will discuss the Company's results of operations and business plans. Members of the Board of Directors and the Company's management will be present to answer your questions.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2004, is enclosed.

      As stockholders, we encourage you to attend the meeting in person. Whether or not you plan to attend the meeting, we ask you to sign, date, and mail the enclosed proxy, or vote your shares by telephone or via the Internet, as promptly as possible in order to make sure that your shares will be voted in accordance with your wishes at the meeting in the event that you are unable to attend. A self-addressed, postage-paid return envelope is enclosed for your convenience, as well as instructions for alternative means of voting. If you attend the meeting, you may vote by proxy or you may revoke your proxy and cast your vote in person.

                                        By Order of the Board of Directors


                                        /s/ James L. Johnson

                                        James L. Johnson
                                        Vice President, Controller
                                          and Corporate Secretary

Omaha, Nebraska
April 1, 2005

                          WERNER ENTERPRISES, INC.

                            Post Office Box 45308
                         Omaha, Nebraska  68145-0308
                              ________________

                             PROXY STATEMENT FOR
                       ANNUAL MEETING OF STOCKHOLDERS
                                MAY 10, 2005
                          ________________________

                                INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") for the Annual Meeting of Stockholders of Werner Enterprises, Inc. (the "Company") to be held on Tuesday, May 10, 2005, at 10:00 a.m. local time, at the Embassy Suites, 555 South 10 Street, Omaha, Nebraska, and at any adjournments thereof. The meeting will be held for the purposes set forth in the notice of such meeting on the cover page hereof. The Proxy Statement, Form of Proxy, and Annual Report to Stockholders on Form 10-K are being mailed by the Company on or about April 1, 2005.

      A Form of Proxy for use at the Annual Meeting of Stockholders is enclosed together with a self-addressed, postage-paid return envelope. Alternatively, most stockholders may vote by telephone or via the Internet instead of returning the enclosed form. Stockholders should refer to the voting form or other voting instructions included with the proxy materials for information on the voting methods available.

      Any  stockholder  who executes and delivers a proxy has  the  right  to revoke it at any time prior to its use at the Annual Meeting. Revocation of a proxy may be effected by filing a written statement with the Secretary of the Company revoking the proxy, by executing and delivering to the Company a subsequent proxy before the meeting, or by voting in person at the meeting. A proxy, when executed and not revoked, will be voted in accordance with the authorization contained therein. Unless a stockholder specifies otherwise on the Form of Proxy, all shares represented will be voted FOR the election of all nominees for director, FOR the amendment to the Articles of Incorporation, and AGAINST the stockholder proposal.

      The cost of soliciting proxies, including the preparation, assembly and mailing of material, will be paid by the Company. Directors, officers, and regular employees of the Company may solicit proxies by telephone, electronic communications, or personal contact, for which they will not receive any additional compensation in respect of such solicitations. The Company will also reimburse brokerage firms and others for all reasonable expenses for forwarding proxy material to beneficial owners of the Company's stock.

      As  a  matter of policy, proxies, ballots, and voting tabulations  that
identify  individual  stockholders are kept private  by  the  Company.   Such
documents are available for examination only by certain representatives associated with processing proxy cards and tabulating the vote. The vote of any stockholder is not disclosed, except as may be necessary to meet legal requirements.


                     OUTSTANDING STOCK AND VOTING RIGHTS

      On March 21, 2005, the Company had 79,420,150 shares of its $.01 par value Common Stock outstanding. At the meeting, each stockholder will be entitled to one vote, in person or by proxy, for each share of stock owned of record at the close of business on March 21, 2005. The stock transfer books of the Company will not be closed.

      With respect to the election of directors, stockholders of the Company, or their proxy if one is appointed, have cumulative voting rights under the laws of the State of Nebraska. That is, stockholders, or their proxy, may vote their shares for as many directors as are to be elected, or may cumulate such shares and give one nominee as many votes as the number of directors to be elected multiplied by the number of their shares, or may distribute votes on the same principle among as many nominees as they may desire. If a stockholder desires to vote cumulatively, he or she must vote in person or give his or her specific cumulative voting instructions to the designated proxy that the number of votes represented by his or her shares are to be cast for one or more designated nominees. A stockholder may also withhold authority to vote for any nominee (or nominees) by striking through the name (or names) of such nominees on the accompanying Form of Proxy.

      A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

      On the date of mailing this Proxy Statement, the Board of Directors has no knowledge of any other matter which will come before the Annual Meeting other than the matters described herein. However, if any such matter is properly presented at the meeting, the proxy solicited hereby confers discretionary authority to the proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting.


           STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      The Board of Directors has established a process by which stockholders and other parties who wish to communicate directly with the Lead Outside Director or with the independent directors as a group may do so by writing to Lead Outside Director, c/o Corporate Secretary at the address indicated on the first page of this Proxy Statement. A majority of the Company's independent directors has approved the process for collecting and organizing stockholder communications received by the Company's Corporate Secretary on the Board's behalf.


                         DIRECTOR NOMINATION PROCESS

      The Board considers candidates for Board membership suggested by its members, as well as management and stockholders. In accordance with the "Policy Regarding Director Recommendations by Stockholders", it will consider candidates recommended by one or more stockholders that have individually or as a group owned beneficially at least two percent of the Company's issued and outstanding stock for at least one year. Stockholder recommendations must be submitted in writing with the required proof of compliance with stock ownership requirements, background information, and qualifications of the candidate to the Corporate Secretary not less than 120 days prior to the first anniversary of the date of the proxy statement relating to the Company's previous annual meeting (by December 2, 2005 for the 2006 Annual Meeting of Stockholders) in order for the candidate to be evaluated and considered as a prospective nominee.

     Generally, candidates for director positions should possess:

     * Relevant business and financial expertise and experience, including an understanding of fundamental financial statements;
     * The highest character and integrity and a reputation for working constructively with others;
     * Sufficient time to devote to meetings and consultation on Board matters; and
     * Freedom from conflicts of interest that would interfere with performance as a director.

     The Board evaluates prospective nominees against certain minimum standards and qualifications, as listed in the "Nominating Committee Directorship Guidelines and Selection Policy". These include, but are not limited to, business experience, skills, talents, and the prospective nominee's ability to contribute to the success of the Company. The Board also considers other relevant factors, including the balance of management and independent directors, the need for Audit Committee expertise, and relevant industry experience. A prospective candidate nominated by a stockholder in accordance with the "Policy Regarding Director Recommendations by Stockholders" is evaluated by the Nominating Committee in the same manner as any other prospective candidate. The Company has not engaged and has not paid any fees to a third party to assist in the nomination process.

     The full text of the Company's "Policy Regarding Director Recommendations by Stockholders", including a list of information required to be submitted with the nomination by the recommending stockholder, and "Nominating Committee Directorship Guidelines and Selection Policy" may be found on the Company's website, www.werner.com. Stockholders may also request a copy of either policy by writing to the Corporate Secretary at the address indicated on the first page of this Proxy Statement.


                          ELECTION OF DIRECTORS AND
                       INFORMATION REGARDING DIRECTORS

      The Articles of Incorporation of the Company currently provide that there shall be up to three separate classes of directors, each consisting of not less than three directors, and as nearly equal in number as possible. On March 3, 2005, the Board of Directors authorized a resolution recommending that the stockholders consider and approve an amendment to Article X of the Company's Articles of Incorporation to provide that the Board of Directors be divided into two or three classes of not less than two, nor more than five, directors, and to be as nearly equal in number as possible. See "PROPOSAL CONCERNING AMENDMENT TO ARTICLES OF INCORPORATION" on page 14. The Bylaws of the Company have been amended to provide for eight directors, divided into three classes, conditioned on the approval of the amendment to the Articles of Incorporation by the stockholders. The term of office of the directors in the second class expires at the 2005 Annual Meeting of Stockholders. Directors hold office for a term of three years. The term of office of the directors in the third and first classes will expire at the 2006 and 2007 Annual Meetings of Stockholders, respectively. Gary L. Werner, Gregory L. Werner, and Michael L. Steinbach, class II directors whose terms will expire at the 2005 Annual Meeting, have been nominated for election at the meeting for terms expiring at the 2008 Annual Meeting and until their successors are duly elected and qualified.

      Information concerning the names, ages, terms, positions with the Company, and/or business experience of each nominee named above and of the other persons whose terms as directors will continue after the 2005 Annual Meeting is set forth on the following pages. The Board has determined that Messrs. Timmerman, Doll, Steinbach, Bird, and Jung are independent directors as defined in the National Association of Securities Dealers ("NASD") Rule 4200.


                                                                                 Term
     Name                  Position with Company or Principal Occupation         Ends
     ----                  ---------------------------------------------         ----
Clarence L. Werner     Chairman of the Board and Chief Executive Officer         2006
Gary L. Werner         Vice Chairman                                             2005
Gregory L. Werner      President and Chief Operating Officer                     2005
Gerald H. Timmerman    President of Timmerman & Sons Feeding Co., Inc. (1)       2007
Jeffrey G. Doll        Director and shareholder of Doll Distributing, Inc. (1)   2006
Michael L. Steinbach   Owner of Steinbach Farms and Equipment Sales and
                       Steinbach Truck and Trailer (1)                           2005
Kenneth M. Bird        Superintendent - Westside Community Schools (1)           2007
Patrick J. Jung        Executive Vice President of Meridian, Inc. (1)            2006

__________
(1) Serves on audit committee, option committee, executive compensation committee, and nominating committee.

       Clarence L. Werner, 67, operated Werner Enterprises as a sole proprietorship from 1956 until its incorporation in September 1982. He has been a director of the Company since its incorporation and served as President until 1984. Since 1984, he has been Chairman of the Board and Chief Executive Officer of the Company.

      Gary  L.  Werner,  47,  has been a director of the  Company  since  its incorporation. Mr. Werner was General Manager of the Company and its predecessor from 1980 to 1982. He served as Vice President from 1982 until 1984, when he was named President and Chief Operating Officer of the Company. Mr. Werner was named Vice Chairman in 1991. From 1993 to April 1997, Mr. Werner also reassumed the duties of President.

      Gregory L. Werner, 45, was elected a director of the Company in 1994. He was a Vice President of the Company from 1984 to March 1996 and was Treasurer from 1982 until 1986. He was promoted to Executive Vice President in March 1996 and became President in April 1997. Mr. Werner has directed revenue equipment maintenance for the Company and its predecessor since 1981. He assumed responsibility for the Company's Management Information Systems in 1993, and also assumed the duties of Chief Operating Officer in 1999.

      Gerald H. Timmerman, 65, was elected a director of the Company in 1988. Mr. Timmerman has been President since 1970 of Timmerman & Sons Feeding Co., Inc., Springfield, Nebraska, which is a cattle feeding and ranching partnership with operations in three midwestern states.

      Jeffrey G. Doll, 50, was elected a director of the Company in 1997 and appointed Lead Outside Director in August 2002. He is a director and shareholder of Doll Distributing, Inc., a beer wholesaler located in Council Bluffs, Iowa. Mr. Doll was the Vice President of Doll Distributing, Inc. from 2001 through April 2004, and the President of the Wine Division of Western Iowa Wine and Spirits from 1985 until its sale in 2001.

     Michael L. Steinbach, 50, was elected a director of the Company in 2002. He has been the sole owner of Steinbach Farms and Equipment Sales, which buys and sells farm land and equipment and is located in Valley, Nebraska, since 1980. Mr. Steinbach has also been the sole owner of Steinbach Truck and Trailer, a semi-tractor and trailer dealership located in Valley, Nebraska, since 1997. Mr. Steinbach also farms or custom farms approximately six thousand acres of farmland.

      Kenneth M. Bird, 57, was appointed by the Board of Directors in 2002 to fill a vacant director position. He has been Superintendent of the Westside Community Schools in Omaha, Nebraska since 1992 and has held various administrative positions in the Westside School District since 1981. Dr. Bird was the Nebraska Superintendent of the Year in 1998 and has been recognized for his technology leadership and vision. Dr. Bird is very active in professional organizations on the local, state, and national levels, and also serves on a number of community and civic boards.

      Patrick J. Jung, 57, was elected a director of the Company in 2003. He has been an Executive Vice President with Meridian, Inc., an advertising agency, since 2001. Prior to his position with Meridian, Inc., Mr. Jung was a practicing certified public accountant with KPMG LLP for thirty years. Mr. Jung was the audit engagement partner on the Company's annual audit for the year ended December 31, 1999 prior to his retirement from KPMG LLP in 2000. Mr. Jung also currently serves on the Board of Directors of America First Companies.

      Gary L. Werner and Gregory L. Werner are sons of Clarence L. Werner.

      In the event that any nominee becomes unavailable for election for any reason, the shares represented by the accompanying form of proxy will be voted for any substitute nominees designated by the Board, unless the proxy withholds authority to vote for all nominees. The Board of Directors knows of no reason why any of the persons nominated to be directors might be unable to serve if elected, and each nominee has expressed an intention to serve if elected. There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.

      Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast by the stockholders of the outstanding shares of the Common Stock of the Company present in person or represented by proxy at the 2005 Annual Meeting of Stockholders and entitled to vote thereon.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH NOMINEE TO THE BOARD OF DIRECTORS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.


Board of Directors and Committees

      The  Board of Directors conducts its business through meetings  of  the
Board, actions taken by written consent in lieu of meetings, and by the actions of its Committees. The Company has established audit, option, executive compensation, and nominating committees.

       The Audit Committee discusses the annual audit and resulting letter of comments to management, consults with the auditors and management regarding the adequacy of internal controls, reviews the Company's financial statements with management and the outside auditors prior to their issuance, discusses with management the process used to support the Chief Executive Officer and Chief Financial Officer certifications that accompany the Company's periodic filings, appoints the independent auditors for the next year, reviews and approves all audit and non-audit services pursuant to Section 10A of the Securities Exchange Act of 1934, manages the Company's internal audit department, and reviews and maintains procedures for the anonymous submission of complaints concerning accounting and auditing irregularities. The Audit Committee periodically meets in executive session with the independent auditors and with the head of the internal audit department, in each case without the presence of management. All current Audit Committee members are "independent" as defined in the applicable listing standards of the NASD. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee and has designated Mr. Jung as an audit committee financial expert as defined by the Securities and Exchange Commission ("SEC"). The Audit Committee charter, which has been approved by the Board of Directors, is posted on the Company's website, www.werner.com.

      The Option Committee administers the Company's Stock Option Plan. It has the authority to determine the recipients of options and stock appreciation rights, the number of shares subject to such options and the corresponding stock appreciation rights, the date on which these options and stock appreciation rights are to be granted and are exercisable, whether or not such options and stock appreciation rights may be exercisable in installments, and any other terms of the options and stock appreciation rights consistent with the terms of the plan.

       The Executive Compensation Committee reviews and approves the compensation of all executive officers and makes recommendations to the Board of Directors with respect to the compensation of executives. All current Executive Compensation Committee members are "non-employee directors" as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and are "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee charter is posted on the Company's website, www.werner.com.

     The Nominating Committee, which was formed in 2004, assists the Board in identifying, evaluating, and recruiting qualified candidates for election to the Board and recommends for the Board's approval the director nominees for any election of directors. All current Nominating Committee members are "independent" as defined in the applicable listing standards of the NASD. The Nominating Committee charter is posted on the Company's website, www.werner.com.

      The Board of Directors held six (6) meetings (including three (3) executive sessions of the independent directors without the presence of management) and acted one (1) time by unanimous written consent during the year ended December 31, 2004. There were five (5) meetings of the audit committee (including five (5) executive sessions with the independent auditors and five (5) executive sessions with the manager of internal audit, all without the presence of management), two (2) meetings of the executive compensation committee, one (1) meeting of the option committee, and no meetings of the nominating committee during that period. All directors participated in 75% or more of the aggregate of the total number of Board of Directors meetings and the total number of meetings held by committees on which they served. Although the Company does not have a formal policy regarding director attendance at annual meetings, all directors attended the Company's annual meeting of stockholders in May 2004.

      Directors who are not full-time employees of the Company receive a fee of $2,000 for each meeting of the Board of Directors and for each committee meeting if not held on a day on which a meeting of the Board of Directors is held. Directors are also reimbursed for travel expenses incurred to attend meetings of the Board of Directors and committee meetings.


Executive Officers

     The following table sets forth the executive officers of the Company and the capacities in which they serve.


     Name                 Age            Capacities In Which They Serve
     ----                 ---            ------------------------------
Clarence L. Werner        67     Chairman of the Board and Chief Executive Officer
Gary L. Werner            47     Vice Chairman
Gregory L. Werner         45     President and Chief Operating Officer
Daniel H. Cushman         50     Senior Executive Vice President, Chief Marketing and
                                   Operational Officer
Robert E. Synowicki, Jr.  46     Executive Vice President and Chief Information Officer
Richard S. Reiser         58     Executive Vice President and General Counsel
Derek J. Leathers         35     Executive Vice President - Van Division and
                                   International
H. Marty Nordlund         43     Senior Vice President - Specialized Services
John J. Steele            47     Senior Vice President, Treasurer and Chief Financial
                                   Officer
Jim S. Schelble           44     Senior Vice President - Sales
Duane D. Henn             67     Vice President - Safety
Larry P. Williams         59     Vice President - Value Added Services
Dwayne O. Haug            56     Vice President - Maintenance
R. Lee Easton             46     Vice President - Management Information Systems
Guy M. Welton             40     Vice President - Operations
James L. Johnson          41     Vice President, Controller and Corporate Secretary
John W. Frey              51     Vice President - Safety Operations and Compliance
Steven L. Phillips        40     Vice President - Customer Service
Jeffrey S. Paulsen        39     Vice President - Field Sales
Charles R. Stevens        42     Vice President - Marketing Administration and Risk
                                   Management


      See "ELECTION OF DIRECTORS AND INFORMATION REGARDING DIRECTORS" for information regarding the business experience of Clarence L. Werner, Gary L. Werner, and Gregory L. Werner.

      Daniel H. Cushman joined the Company in 1997 as Director of National Accounts. He was promoted to Vice President - Sales, Van Division, in April 1999, Senior Vice President - Van Division in December 1999, Senior Vice President - Marketing and Operations in 2001, Executive Vice President and Chief Marketing Officer in 2002, and Senior Executive Vice President, Chief Marketing and Operational Officer in January 2004. Mr. Cushman was President of Triple Crown Services in Fort Wayne, Indiana for four years prior to joining the Company and held various other management positions at Triple Crown Services starting in 1988. From 1978 to 1988, Mr. Cushman was employed by Roadway Express in Akron, Ohio.

     Robert E. Synowicki, Jr. joined the Company in 1987 as a tax and finance manager. He was appointed Treasurer in 1989, became Vice President, Treasurer and Chief Financial Officer in 1991, Executive Vice President and

Chief  Financial  Officer in March 1996, Executive Vice President  and  Chief
Operating Officer in November 1996, and Executive Vice President and Chief Information Officer in 1999. Mr. Synowicki is a certified public accountant and was employed by the firm of Arthur Andersen & Co., independent public accountants, from 1983 until his employment with the Company in 1987. Mr. Synowicki also serves on the Board of Directors of Blue Cross and Blue Shield of Nebraska.

      Richard  S.  Reiser  joined the Company as Vice President  and  General
Counsel  in  1993, and was promoted to Executive Vice President  and  General
Counsel in 1996. Mr. Reiser was a partner in the Omaha office of the law firm of Nelson and Harding from 1975 to 1984. From 1984 until his employment with the Company, he was engaged in the private practice of law as a principal and director of Gross & Welch, a professional corporation, Omaha, Nebraska.

      Derek J. Leathers joined the Company in 1999 as Managing Director - Mexico Division. He was promoted to Vice President - Mexico Division in 2000, Vice President - International Division in 2001, Senior Vice President - International in April 2003, Senior Vice President - Van Division in July 2003, and was named Executive Vice President - Van Division and International in August 2004. Mr. Leathers was Vice President of Mexico Operations for two years at Schneider National, a large truckload carrier, prior to joining the Company and held various other management positions during his eight-year career at Schneider National.

      H. Marty Nordlund joined the Company in 1994 as an account executive. He was promoted to Director of Dedicated Fleet Services in 1995, Senior Director of Dedicated Fleet Services in 1997, Vice President - Dedicated Fleet Services in 1998, Vice President - Specialized Services in 2001, and was named Senior Vice President - Specialized Services in 2003. Prior to joining the Company, Mr. Nordlund held various management positions with Crete Carrier Corporation.

     John J. Steele joined the Company in 1989 as Controller. He was elected Corporate Secretary in 1992, Vice President - Controller and Corporate Secretary in 1994, Vice President, Treasurer and Chief Financial Officer in 1996, and was named Senior Vice President, Treasurer and Chief Financial Officer in August 2004. Mr. Steele is a certified public accountant and was employed by the firm of Arthur Andersen & Co., independent public accountants, from 1979 until his employment with the Company in 1989.

      Jim S. Schelble joined the Company in 1998 as Manager of New Business Development. He was promoted to Director of National Accounts in 1999, Senior Director of Dedicated Services in 2000, Associate Vice President of Corporate and Dedicated Sales in 2002, Vice President - Sales in 2003, and was named Senior Vice President - Sales in August 2004. Prior to joining the Company, Mr. Schelble spent twelve years with Roadway Express in a variety of management positions within operations, sales, and marketing.

      Duane D. Henn joined the Company in 1985 as a Driver Recruiter. He was named National Director of Driver Recruiting in 1986. In 1988 he was promoted to Director of Safety, and in 1994 was named Vice President - Safety. Prior to joining the Company, Mr. Henn spent 20 years in State and County Law Enforcement and six years in the Court System.

      Larry P. Williams joined the Company in 1988 as an Account Executive. In 1991, he was promoted to Director of Regional Fleets. He was named Vice President - Logistics in 1994 and Vice President - Value Added Services in 2001. Prior to joining the Company, Mr. Williams held various management positions with United Parcel Service and Federated Department Stores.

      Dwayne O. Haug joined the Company in 1990 as Director of Maintenance. He was promoted to Vice President - GraGar, Inc. (a wholly owned subsidiary of the Company) in 1994, and Vice President - Maintenance in 1997. Mr. Haug was President of Silvey Refrigerated Carriers, Inc. in Council Bluffs, Iowa from 1988 until his employment with the Company. He held various management positions with Ellsworth Freight Lines, Inc. in Eagle Grove, Iowa from 1972 to 1987.

      R. Lee Easton joined the Company in 1990 as a Programmer/Analyst. He was promoted to Management Information Systems (MIS) Project Manager in 1991, Manager of Systems Design and Development in 1993, Director of MIS in 1996, Senior Director of MIS in 1997, and was named Vice President - MIS in 1998. Prior to joining the Company, Mr. Easton was a programmer with Procter Hospital in Peoria, Illinois, and a consultant with Cap Gemini America.

      Guy M. Welton joined the Company in 1987 as one of the Company's first management trainees. He held multiple positions within Operations and Marketing before being appointed to Manager of Quality in 1992. He was then promoted to Director of Quality in 1994, Director of Operations in 1995, Senior Director of Operations in 1997, and Vice President - Operations in 1999.

      James  L.  Johnson joined the Company in 1991 as Manager  of  Financial
Reporting. He was promoted to Assistant Controller in 1992, Director of Accounting in 1994, Corporate Secretary and Controller in 1996, and was named Vice President, Controller and Corporate Secretary in 2000. Mr. Johnson is a certified public accountant and was employed by the firm of Arthur Andersen & Co., independent public accountants, from 1985 until his employment with the Company in 1991.

      John W. Frey joined the Company in 1995 as a Driver Recruiter. He was promoted to Recruiting Analyst in 1997, Recruiting Manager in 1998, Assistant Director of Driver Development in 1998, Director of Student Driver Development in 2001, and was named Vice President - Safety Operations and Compliance in 2003. Prior to joining the Company, Mr. Frey had over 23 years of service in the U.S. Marine Corps.

      Steven L. Phillips joined the Company in 1988 as a transportation management trainee. He held both Regional and National Account customer service positions before being promoted to an Account Executive in 1994. He was then promoted to Region Manager in 1997, Director of the South Region in 1998, and Senior Director in 2000. In 2002, Mr. Phillips was promoted to Associate Vice President of Customer Service and was named Vice President - Customer Service in August 2004.

     Jeffrey S. Paulsen joined the Company in 1990 as a management trainee in the Marketing department. He was promoted to Southeast Regional Manager in 1991, Account Executive in 1995, Director of Sales for the Western and Southwestern U.S. in 1999, Senior Director of Sales in 2001, Associate Vice President - Field Sales (U.S., Canada, and Mexico) in 2002, and was named Vice President - Field Sales in August 2004.

     Charles R. Stevens joined the Company in 1995 as Director of Pricing. He was promoted to Senior Director of Pricing in 1998, Associate Vice President of Marketing Administration in 2002, and was named Vice President - Marketing Administration and Risk Management in August 2004. Mr. Stevens is a certified public accountant and was employed by the firm of Arthur Andersen & Co., independent public accountants, from 1985 to 1990 and was employed by the firm of Seim, Johnson, Sestak & Quist, independent public accountants, from 1990 to 1994. Mr. Stevens was Executive Director of the Creighton University Department of Medicine for one year prior to joining the Company.

      Under the Company's bylaws, each executive officer holds office for a term of one year or until his successor is elected and qualified. The executive officers of the Company are elected by the Board of Directors at its Annual Meeting immediately following the Annual Meeting of Stockholders.


Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the year ended December 31, 2004, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with in a timely manner.


                      SECURITY OWNERSHIP OF DIRECTORS,
                EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

      The authorized Common Stock of the Company consists of 200,000,000 shares, $.01 par value.

     The table below sets forth certain information as of March 21, 2005, with respect to the beneficial ownership of the Company's Common Stock by each director and each nominee for director of the Company, by each executive officer of the Company named in the Summary Compensation Table herein, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, and by all executive officers, directors, and director nominees as a group. On March 21, 2005, the Company had 79,420,150 shares of Common Stock outstanding. Unless otherwise noted, the business address of each beneficial owner set forth below is 14507 Frontier Road, Omaha, Nebraska 68138.


                                              Beneficial Ownership
                                       -------------------------------------
                                         Shares     Right to
      Name of Beneficial Owner            Owned    Acquire (1)   Percent (2)
      ------------------------         ----------  -----------   -----------
   Clarence L. Werner                  22,417,097     650,000        28.0%
   Gary L. Werner (3)                   1,787,583     269,167         2.2%
   Gregory L. Werner                    3,277,327     475,834         4.1%
   Daniel H. Cushman                          161      91,982           *
   Derek J. Leathers                        1,072      32,917           *
   Gerald H. Timmerman                     13,666           -           *
   Jeffrey G. Doll                              -           -           *
   Michael L. Steinbach                         -           -           *
   Kenneth M. Bird                              -           -           *
   Patrick J. Jung                          2,000           -           *
   Barclays Global Investors, NA (4)    4,316,109           -         5.4%
   All executive officers, directors
     and director nominees as a group
     (25 persons)                      27,520,990   1,900,229        33.8%

___________
* Indicates less than 1%.

(1) Number of shares underlying stock options which are exercisable as of March 21, 2005, or which become exercisable 60 days thereafter.
(2) The percentages are based upon 79,420,150 shares, which equal the outstanding shares of the Company as of March 21, 2005. For beneficial owners who hold options exercisable within 60 days of March 21, 2005, the number of shares of Common Stock on which the percentage is based also includes the number of shares underlying such options.
(3) The shares shown for Gary L. Werner do not include (i) 250,000 shares held by the Gary L. Werner Irrevocable Inter Vivos QTIP Trust II, the sole trustee of which is Union Bank and Trust Company who has sole investment and voting power over the shares held by the trust, and
      (ii)  500,000 shares  held  by the Becky K. Werner Revocable Trust, the sole trustee of which is Becky K. Werner (Mr. Werner's wife) who has sole investment and voting power over the shares held by the trust. Mr. Werner disclaims actual and beneficial ownership of the shares held by the Gary L. Werner Irrevocable Inter Vivos QTIP Trust II and the shares held by the Becky K. Werner Revocable Trust.
(4) Based on Schedule 13G as of December 31, 2004, as filed with the Securities and Exchange Commission by Barclays Global Investors, NA, 45 Fremont Street, San Francisco, California 94105. Barclays Global Investors, NA, claims sole voting power with respect to 3,865,962 shares, sole dispositive power with respect to 4,316,109 shares, and no shared voting or dispositive power with respect to any of these shares.

                EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The table below summarizes the compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and to the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at December 31, 2004 for services rendered in all capacities to the Company and its subsidiaries during the three fiscal years ended December 31, 2004.


                         SUMMARY COMPENSATION TABLE

                                                                                Long Term
                                                                               Compensation
                                                 Annual Compensation              Awards
                                          -----------------------------------  ------------
                                                                    Other
                                                                    Annual      Securities     All Other
                                                                 Compensation   Underlying   Compensation
  Name and Principal Position      Year   Salary($)   Bonus($)      ($)(1)      Options(#)      ($)(2)
  ---------------------------      ----   ---------   --------   ------------   ----------   ------------
Clarence L. Werner                 2004    675,000    300,000        40,000      100,000             -
Chairman and                       2003    636,668    300,000        46,000            -             -
Chief Executive Officer            2002    575,004    300,000       101,985            -             -


Gary L. Werner                     2004    330,000    190,000             -      100,000             -
Vice Chairman                      2003    318,808    160,000             -            -             -
                                   2002    301,250    110,000             -            -             -

Gregory L. Werner                  2004    421,500    250,000             -      100,000             -
President and                      2003    408,462    200,000             -            -             -
Chief Operating Officer            2002    344,712    150,000             -            -             -

Daniel H. Cushman                  2004    310,270    200,000             -      100,000         1,499
Senior Executive Vice              2003    290,677    150,000             -            -         1,100
President, Chief                   2002    267,909    100,000             -            -         2,550
Marketing and Operational
Officer

Derek J. Leathers                  2004    244,253    140,000             -       35,000         1,499
Executive Vice President -         2003    230,086     95,000             -            -         1,305
Van Division and                   2002    227,211     65,000             -            -         1,433
International

___________
(1) Other annual compensation for Mr. Clarence L. Werner during 2004, 2003, and 2002 consists of $40,000 for the value of professional services received and $0, $6,000 and $42,349, respectively, for personal use of a Company vehicle and Company aircraft. Other annual compensation for 2002 also includes amounts reimbursed for payment of income taxes of $19,636.
(2) All other compensation for 2004 for Mr. Cushman reflects the Company's contribution to the individual 401(k) retirement savings plan of $1,195 and the Company's contribution to the employee stock purchase plan of $304 and for Mr. Leathers reflects the Company's contribution to the individual 401(k) retirement savings plan of $1,195 and the Company's contribution to the employee stock purchase plan of $304.


                      OPTION GRANTS IN LAST FISCAL YEAR

                                Individual Grants
                   -----------------------------------------------
                    Number of                                       Potential Realizable Value
                   Securities  % of Total                           At Assumed Annual Rates of
                   Underlying   Options                              Stock Price Appreciation
                     Options   Granted to    Exercise                   For Option Term(2)
                     Granted  Employees in    Price     Expiration  --------------------------
       Name          (1)(#)   Fiscal Year   ($/Share)      Date        5%($)         10%($)
       ----        ---------- ------------  ---------   ----------  ------------  ------------
Clarence L. Werner   100,000      12.7%      $18.3300     5/20/14     1,152,764    2,921,330
Gary L. Werner       100,000      12.7%      $18.3300     5/20/14     1,152,764    2,921,330
Gregory L. Werner    100,000      12.7%      $18.3300     5/20/14     1,152,764    2,921,330
Daniel H. Cushman    100,000      12.7%      $18.3300     5/20/14     1,152,764    2,921,330
Derek J. Leathers     35,000       4.5%      $18.3300     5/20/14       403,467    1,022,465

___________
(1) Options become exercisable in installments of 25%, 20%, 20%, 20% and 15% after the expiration of 24, 36, 48, 60 and 72 months, respectively, from the date of grant.
(2) The potential realizable values assume 5% and 10% annual rates of stock price appreciation from the grant date based on the options being outstanding for ten years (expiration of option term). The actual realizable value of the options in this table depends upon the actual performance of the Company's stock during the actual period the options are outstanding.



               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION VALUES

                                            Number of Securities        Value of Unexercised
                                           Underlying Unexercised           In-The-Money
                     Shares                     Options At                   Options At
                    Acquired                 December 31, 2004          December 31, 2004(1)
                       On       Value    --------------------------  --------------------------
                    Exercise   Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
       Name            (#)       ($)         (#)          (#)            ($)           ($)
       ----         --------  ---------  -----------  -------------  -----------  -------------
Clarence L. Werner   125,000  1,625,698    700,000       775,000      9,748,996     9,653,454
Gary L. Werner        40,000    555,796    319,167       357,501      4,513,075     3,965,482
Gregory L. Werner     50,000    519,713    545,834       442,503      7,633,182     5,130,923
Daniel H. Cushman          -          -     91,982       166,253      1,300,219     1,349,006
Derek J. Leathers     35,834    524,684     32,917        77,501        463,553       750,893

___________
(1) Based on the $22.64 closing price per share of the Company's Common Stock on December 31, 2004.


                BOARD EXECUTIVE COMPENSATION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION

      The following report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the liabilities of Section 18 of the 1934 Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically requests that such information be incorporated by reference or treated as soliciting material.

      The Executive Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

      The Executive Compensation Committee annually reviews and approves the compensation for the Chairman and Chief Executive Officer ("CEO") of the
Company.   In  turn,  the  Chairman  and  CEO  reviews  and  recommends   the
compensation  for  the Vice Chairman and the President  and  Chief  Operating

Officer.    Compensation  for  other  executive  officers  is  reviewed   and
recommended by the Chairman and CEO, Vice Chairman, and the President and Chief Operating Officer. The Executive Compensation Committee reviews and approves the total compensation for the executive officers of the Company, including the Chairman and CEO.

      As with all employees, compensation for the Company's executive officers, including Clarence L. Werner, Chairman and CEO, is based on individual performance and the Company's financial performance. The Company's financial performance is the result of the coordinated efforts of all employees, including executive officers, through teamwork focused on meeting the expectations of customers and stockholders. The Company strives to compensate its executive officers, including the Chairman and CEO, based upon the following key factors: (1) salary levels of executives employed by competitors in the trucking industry and other regional and national companies, (2) experience and pay history with the Company, (3) retention of key executives of the Company, and (4) relationship of individual and Company financial performance to compensation increases.

      Base salaries and the annual bonus are determined based on the above factors. The annual bonus allows executive officers to earn additional compensation depending on individual and Company financial performance. Company financial performance is evaluated by reviewing such factors as the Company's operating ratio, earnings per share, revenue growth, and size and performance relative to competitors in the trucking industry. Individual performance is evaluated by reviewing the individual's contribution to these financial performance goals as well as a review of quantitative and qualitative factors. Stock options are used as a long-term compensation incentive and are intended to retain and motivate executives and management personnel for the purpose of improving the Company's financial performance, which should, in turn, improve the Company's stock performance. Stock options are granted periodically to executives and management based on the individuals' performance and potential contribution. Stock options are granted with exercise prices equal to the prevailing market price of the Company's stock on the date of the grant. Therefore, options only have value if the market price of the Company's stock increases after the grant date.

      The  Committee compared the total compensation package for Mr. Clarence
L. Werner and the other top four Werner executives to the total compensation packages of many of the Company's publicly-traded competitors in the truckload industry, as disclosed in each company's most recently available proxy statement. Comparisons were made on the basis of total compensation per tractor operated, total compensation as a percentage of net income, and similar factors. Both the total compensation of the Company's CEO and the average total compensation of the Company's other executives disclosed in the summary compensation table were in the middle of the range of compensation paid by many of the Company's publicly-traded competitors in the truckload industry, based on total compensation per tractor operated and as a percentage of net income.

      The Executive Compensation Committee has determined it is unlikely that the Company would pay any significant amounts in the year ended December 2005 that would result in a loss of Federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and accordingly, has not recommended that any special actions be taken or that any plans or programs be revised at this time.

                                   Gerald H. Timmerman
                                   Jeffrey G. Doll
                                   Michael L. Steinbach
                                   Kenneth M. Bird
                                   Patrick J. Jung


    EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Executive Compensation Committee of the Board of Directors is comprised of Messrs. Timmerman, Doll, Steinbach, Bird, and Jung.

      Mr. Clarence L. Werner served as Chairman of the Executive Compensation Committee until April 30, 2004, the effective date of his resignation from the Executive Compensation Committee, and is also the Chairman and Chief

Executive Officer of the Company. Disclosure of transactions between Mr. Clarence L. Werner and the Company required by Item 404 of Regulation S-K can be found under the caption "Certain Transactions".


                        REPORT OF THE AUDIT COMMITTEE

      The following report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the liabilities of Section 18 of the 1934 Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically requests that such information be incorporated by reference or treated as soliciting material.

      The Audit Committee of the Board of Directors is comprised of Messrs. Jung, Doll, Timmerman, Steinbach, and Bird. Mr. Jung is chairman of the Audit Committee. All of the committee members qualify as independent members of the Audit Committee under the National Association of Securities Dealers' listing standards. The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting process. The Audit Committee conducted its oversight activities for the Company in accordance with the duties and responsibilities outlined in the Audit Committee charter.

       The Company's management is responsible for the preparation, consistency, integrity, and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal and disclosure controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company's independent auditors, KPMG LLP, are responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

      In conjunction with the preparation of the Company's 2004 audited financial statements, the Audit Committee met with both management and the Company's outside auditors to review and discuss the financial statements included in the Company's Annual Report on Form 10-K prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

      With respect to the Company's outside auditors, the Audit Committee, among other things, discussed with KPMG LLP matters relating to its independence, including written disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

      Based on the foregoing review and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

                                   Patrick J. Jung, Committee Chairman
                                   Jeffrey G. Doll
                                   Gerald H. Timmerman
                                   Michael L. Steinbach
                                   Kenneth M. Bird

                              PERFORMANCE GRAPH
               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

      The following graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the liabilities of Section 18 of the 1934 Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically requests that such information be incorporated by reference or treated as soliciting material.





                        [PERFORMANCE GRAPH APPEARS HERE]






                                    12/31/99  12/31/00  12/31/01  12/31/02  12/31/03  12/31/04
                                    --------  --------  --------  --------  --------  --------
Werner Enterprises, Inc. (WERN)       $100     $121.8    $175.1    $207.7    $236.1    $276.0
Standard & Poor's 500                 $100     $ 91.2    $ 80.4    $ 62.6    $ 80.6    $ 89.5
Nasdaq Trucking Group (SIC Code 42)   $100     $110.3    $152.2    $173.4    $224.3    $314.4


      Assuming the investment of $100 on December 31, 1999, and reinvestment of all dividends, the graph above compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Market Index and an index of other companies that are in the trucking industry (Nasdaq Trucking Group - Standard Industrial Classification ("SIC") Code 42) over the same period. The Company's stock price was $22.64 as of December 31, 2004. This was used for purposes of calculating the total return on the Company's Common Stock for the year ended December 31, 2004.


         PROPOSAL CONCERNING AMENDMENT TO ARTICLES OF INCORPORATION

      On March 3, 2005, the Board of Directors authorized a resolution recommending that the stockholders consider and approve an amendment (the "Proposed Amendment") to Article X of the Company's Articles of Incorporation (the "Articles") to provide that the Board of Directors be divided into two or three classes of not less than two, nor more than five, directors, and to be as nearly equal in number as possible. The Articles currently provide that there shall be up to three separate classes of directors, each consisting of not less than three directors, and as nearly equal in number as possible. To be adopted, the Proposed Amendment requires the affirmative vote of the stockholders representing a majority of the outstanding shares of the Common Stock of the Company present in person or represented by proxy at the 2005 Annual Meeting of Stockholders. The Board of Directors believes that it is in the best interests of the Company and its stockholders to amend the Articles to give effect to the Proposed Amendment.

      Article X of the Articles, as amended by the Proposed Amendment, would read as set forth below (new language is underlined):

          "The Board of Directors of the Corporation may be divided  into two
                                                                     --------
     or  three classes, each class to consist of not less than  two, nor more
     -----------------                                          -------------
     than five, directors, and to be as nearly equal in number  as  possible.
     ---------
     The number of classes of directors and the terms of office for directors in each such class shall be set forth in the Bylaws of the Corporation.

           Any vacancy in the office of a director shall be filled by the vote of the remaining directors, even if less than a quorum, or by the sole remaining director. The director class of any directors chosen to fill vacancies shall be designated by the Board and such directors shall hold office until the next election of directors of the class of which they are a member and until their successors shall be elected and qualified.

          Any newly created directorship resulting from any increase in the number of directors may be filled by the Board of Directors, acting by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. The director class of any directors chosen to fill newly created directorships shall be designated by the Board and such directors shall hold office until the next election of directors of the class of which they are a member and until their successors shall be elected and qualified."

      The Board of Directors believes that it is in the best interests of the Company and its stockholders to adopt the Proposed Amendment and is recommending that the amendment be approved by stockholders. On April 30, 2004, Mr. Curtis G. Werner, one of the three Class I directors standing for election at the 2004 Annual Meeting of Stockholders, resigned as an officer and director of the Company and did not stand for re-election. The Board of Directors has operated with a director vacancy since Mr. Werner's resignation until the next annual meeting when the Proposed Amendment could be presented for stockholder approval. On April 30, 2004, the Board of Directors adopted an amendment to the Company's Bylaws (the "Bylaws") to reduce the number of directors on the Board of Directors from nine to eight. This Bylaw amendment would become effective upon stockholder approval of the Proposed Amendment to the Articles. The Board of Directors believes the Proposed Amendment will achieve consistency between the provisions of these documents.

      If the Proposed Amendment to the Articles is approved by stockholders, the Board of Directors currently intends to maintain its current composition of three classes with eight directors, as follows:

             Class I:     2 directors, terms expiring 2007
             Class II:    3 directors, terms expiring 2005/2008
             Class III:   3 directors, terms expiring 2006

       If the Proposed Amendment to the Articles is not approved by stockholders, the Board will consider the options available to it under its Articles and Bylaws.

      While the Board of Directors has authority to set the number of classes and directors in such class under the Company's Bylaws, the Nebraska Business Corporation Act restricts any increase or decrease in the number of directors to no more than 30% of the number of directors last approved by the corporation's stockholders. As a result, the number of directors could not be increased or decreased from the current number of directors by more than two directors without further stockholder approval.

      The reduction in the number of directors in any class from three to two directors increases the number of votes needed under cumulative voting to elect a director in that class from 33-1/3% to 50%. An increase in the number of directors in any class would decrease the necessary percentage under cumulative voting to elect a director. For example, an increase from three to four directors would decrease the required percentage from 33-1/3% to 25%. The Board of Directors currently has no intent to change the number of directors from the current number of eight, if the Proposed Amendment to the Articles is approved.

      Assuming the presence of a quorum, if the Proposed Amendment to the Articles is approved by the stockholders representing a majority of the outstanding shares of the Common Stock of the Company present in person or represented by proxy at the 2005 Annual Meeting of Stockholders, it will become effective upon the filing of a Certificate of Amendment to the Articles with the Secretary of State of the State of Nebraska, which is expected to be accomplished as promptly as practicable after such approval is obtained.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE PROPOSED AMENDMENT UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.


               STOCKHOLDER PROPOSAL REGARDING BOARD DIVERSITY

      The Company has been informed that a stockholder intends to introduce the following resolution at the Annual Meeting. Upon receiving an oral or written request, the Company will furnish the name and address of the stockholder submitting the proposal. The Company takes no responsibility for the content of this proposal.


                         BOARD DIVERSITY RESOLUTION

WHEREAS

      Werner Enterprises currently has a distinguished board of nine persons, all of whom are white males; and

      We believe that our Board should take every reasonable step to ensure that women and persons from minority racial groups are in the pool from which Board nominees are chosen; therefore be it

RESOLVED that the shareholders request the Board:

   1. In connection with its search for suitable Board candidates, to ensure that women and persons from minority racial groups are among those it considers for nomination to the Board.

   2. To publicly commit itself to a policy of board inclusiveness, including steps to be taken and a timeline for implementing that policy.

   3. To report to shareholders, at reasonable expense (and omitting proprietary information) by September 2005:

          a. On its efforts to encourage diversified representation on the board; and

          b.  Whether,  in  the   nominating  committee's  charter   or   its
              procedures, diversity is included as a criterion in selecting the total membership of the Board.


                            SUPPORTING STATEMENT

      Recent corporate scandals resulted in the enactment of the Sarbanes-Oxley Act and both the stock exchanges and the SEC have taken actions to enhance the independence, accountability and responsiveness of corporate boards, including requiring greater board and committee independence.

      We believe that in order to enhance such independence it is necessary for corporations to aggressively seek diversity by gender, age and race among their board candidates. As companies seek new board members to meet the new independence standards, there is a unique opportunity to enhance diversity on the board. Several corporations (including JPMorgan Chase, Coca-Cola, Johnson & Johnson, Pfizer, Procter & Gamble, and TimeWarner) have included their commitment to board diversity (by gender and race) in the charters for their nominating committees (both NYSE and NASDAQ now require committee charters). We believe that the judgment and perspectives offered from deliberations of a diverse board of directors improve the quality of their decision making and will enhance business performance by enabling a company to respond more effectively to the needs of customers worldwide.

      We note that only a relatively small number of S&P 500 companies have all-white-male boards. We believe that many publicly-held corporations have benefited from the perspectives brought by many well-qualified board members who are women or minority group members. For that reason, some institutional investors are pressuring companies to diversify their boards. For example, the 2003 corporate governance guidelines of America's largest institutional investor (TIAA -CREF) calls for diversity of directors by experience, sex, age and race.

      Similarly, in 2002 the $20 billion Connecticut Retirement and Trust Funds launched a board diversity initiative. "My first priority as treasurer is the bottom line," said Connecticut State Treasurer Denise Nappier. "Greater diversity leads to better corporate governance, which is good for Connecticut's investments. I regard diversity as key to the functioning of an effective board. In a complex global market you need to pick from the largest pool of talent available to you," said Ms. Nappier.

     We urge the Board to enlarge its search for qualified members by casting a wider net.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER
                     PROPOSAL FOR THE FOLLOWING REASONS:

      Similar resolutions were submitted by this proponent the last two years and were defeated by the stockholders at both the 2003 and 2004 Annual Meetings. At the 2004 Annual Meeting 63,251,693 votes were cast against the proposal's adoption, representing more than 91% of the total votes cast for and against the proposal.

      The Board of Directors does not believe this proposal would serve stockholder interests. The Company offers equal employment opportunity to all persons without regard to race, color, religion, sex, national origin, age, disability or veteran status in accordance with applicable laws. The Company's Board also recognizes that qualified Board members with diverse backgrounds and perspectives can enhance Company performance. However, the Board believes the primary criteria in selecting an individual for Board membership should be that individual's qualifications, experience, skills, talents and the individual's ability to contribute to the success of the Company (and thereby contribute to the enhancement of stockholder value), without regard to the individual's gender, race, color or other status.

     The stockholder proposal would require the Board of Directors to take every reasonable step to ensure that women and persons from minority racial groups are in the pool from which Board nominees are chosen. There are numerous factors that contribute to a candidate being a suitable Director, and the Board believes that the Company and its stockholders are best served by a focus on the overall qualifications of candidates rather than narrow goals regarding gender, race, color or any other category. Furthermore, the Board wishes to avoid any implication that it has not previously considered the most qualified individuals without regard to the individual's gender, race, color or other status. Moreover, since the Company's 2004 Annual Meeting, the Board adopted a Nominating Committee Charter and approved the Nominating Committee Directorship Guidelines and Selection Policy, both of which are available to stockholders and the public on the Company's website. The Board views the nominating process and criteria set forth in the Charter and Guidelines as the best means of ensuring that individuals with appropriate qualifications serve as directors.

     If the Board adopted the resolution contained in the proposal, the Board believes that its ability to select the most qualified candidates for Board membership could be limited. In addition, the Board does not agree that the burden, expense and time involved in preparing the requested report on diversity efforts would be beneficial to the Company's stockholders. As such, the Board believes the proposal is not in the best interests of the Company and its stockholders and recommends that you vote AGAINST the proposal.

     Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast on this matter by the stockholders of the outstanding shares present in person or represented by proxy at the 2005 Annual Meeting of Stockholders and entitled to vote thereon is required to approve this stockholder proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.


                            CERTAIN TRANSACTIONS

      The Company leases certain land from the Clarence L. Werner Revocable Trust (the "Trust"), a related party. Clarence L. Werner, Chairman of the
Board and Chief Executive Officer, is the sole trustee of the Trust. The land and related improvements consist of lodging facilities and a sporting clay range and are used by the Company for business meetings and customer promotion.

      During 2001, the Company and the Trust entered into a new 10-year lease with the term of the lease beginning June 1, 2002. The new lease provides for termination of the original lease which began in 1994. The new lease provides the Company with the option to extend the lease for two additional 5-year periods following the initial term. The Company will make annual rent payments of one dollar ($1) to the Trust for use of the property. The Company is responsible for all real estate taxes and maintenance costs related to the property. At any time during the term of the lease or any extensions thereof, the Company has the option to purchase the land from the Trust at its current market value, excluding the value of all leasehold improvements made by the Company. The Company also has right of first refusal to purchase the land or any part thereof if the Trust has an offer from an unrelated third party to purchase the land. The Trust has the option at any time during the lease to demand that the Company exercise its option to purchase the land at its current market value. If the Company elects not to purchase the land as demanded by the Trust, then the Company's option to purchase the land at any time during the lease is forfeited; however, the Company will still have right of first refusal related to a purchase offer from an unrelated third party. If the Company terminates the lease prior to the expiration of its 10 year term and elects not to purchase the land from the Trust, then the Trust agrees to pay the Company the cost of all leasehold improvements, less accumulated depreciation calculated on a straight-line basis over the term of the lease (10 years). The Company has made leasehold improvements to the land of approximately $6.1 million since inception of the original lease in 1994.

      On April 17, 2000, the Company entered into an agreement with WRG Development, L.L.C. to sell 2.746 acres of land near the Company's Dallas, TX, terminal to WRG Development, L.L.C. or its nominee (WRG Dallas, L.L.C.) for $361,330. The closing date for the 2.746 acres was January 10, 2001. The agreement also included an option, and notice of the exercise of that option has been given by WRG Dallas, L.L.C., for WRG Dallas, L.L.C. to purchase approximately .783 additional acres for an approximate price of $90,000. The Clarence L. Werner Revocable Trust (the "Trust"), a related party, owned a one-third interest in WRG Development, L.L.C. and WRG Dallas, L.L.C. Clarence L. Werner, Chairman of the Board and Chief Executive Officer, is the sole trustee of the Trust. In a separate agreement with WRG Dallas, L.L.C. on September 27, 2000, the Company committed to rent a guaranteed number of rooms in the lodging facility constructed and operated on the land purchased from the Company. In April 2002, the Company and WRG Dallas, L.L.C. signed an addendum to this agreement. The terms of the addendum provide that the Company will pay for an average of 40 rooms per day per week at fixed rates depending on room size and amenities. The contract provides for an annual 10% increase in the number of rooms guaranteed by the

Company and a 3% annual increase in the fixed room rates. The original room rental agreement became effective September 16, 2001 and has a six-year term, the duration of which was not modified by the April 2002 addendum. WRG Dallas, L.L.C. billed the Company $840,421 for rooms rented during the year ended December 31, 2004. All amounts paid by the Company in 2004 were for rooms used by the Company's employees, primarily its drivers. The Company believes that these transactions are on terms no less favorable to the Company than those that could be obtained from unrelated third parties, on an arm's length basis.

      On February 28, 2005, the Trust assigned its one-third ownership interests in WRG Dallas, L.L.C. and WRG Development, L.L.C. to the Company for a payment of ten dollars ($10). The Company assumed one-third ownership in this 71-room motel that has an appraised value of $2.6 million and outstanding notes payable of $2.2 million. This motel had positive net income in 2004, after all expenses, including depreciation and interest expense. The Company has agreed to hold Clarence L. Werner and the Clarence
L. Werner Revocable Trust harmless with respect to any guarantee of debt executed prior to the date of assignment.

     The Company in the following capacities employs members of Chairman and Chief Executive Officer Clarence L. Werner's family. Clarence L. Werner's brother, Vern Werner, is employed as Manager of Owner-Operator Conversions, Clarence L. Werner's brother, Jim Werner, is employed as Fleet Manager, and Clarence L. Werner's son-in-law, Scott Robertson, is employed as Director - Aviation. The Company compensated in excess of $60,000 in total compensation to each of these three individuals. The aggregate total compensation paid to these three individuals in 2004 was $318,246.

     During 2004, the Company paid $6,354,107 to Pegasus Enterprises, LLC which is owned by Clarence L. Werner's brother, Vern Werner, and sister-in-law and paid $452,981 to D-W Trucking, in which Vern Werner has a 50% ownership interest. Pegasus Enterprises, LLC and D-W Trucking lease tractors and drivers to the Company as owner-operators. At December 31, 2004, the Company had notes receivable from Pegasus Enterprises, LLC of $656,000 related to the sale of 35 used trucks. The payments to Pegasus Enterprises, LLC and D-W Trucking are based on the same per-mile settlement scale as the Company's other similar owner-operator contractors. The terms of the note agreements with and the tractor sales prices to Pegasus Enterprises, LLC are no less favorable to the Company than those that could be obtained from unrelated third parties, on an arm's length basis.


                       INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of KPMG LLP is the independent registered public accounting firm of the Company. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for the years ended December 31, 2004 and 2003, and fees for other services rendered by KPMG LLP during those periods.


                                         2004         2003
                                       --------     --------
      Audit Fees                       $422,040     $ 87,271
      Audit-Related Fees                 11,111      123,168
      Tax Fees                                0            0
      All Other Fees                          0        8,500
                                       --------     --------
      Total                            $433,151     $218,939
                                       ========     ========


      Audit fees relate to services rendered for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-Q. In 2004, audit fees also include fees for services rendered for the audits of (i) management's assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. Audit-related fees include fees for SEC registration statement services, benefit plan audits, actuarial services related to the valuation of insurance and claims accruals, and assessment and procedures documentation of risk management controls in connection with the implementation of Section 404 of the Sarbanes-Oxley Act of 2002. Tax fees are defined as fees for tax compliance, tax advice and tax planning. All other fees include fees for a compliance review of the Company's 401(k) retirement savings plan.

      The Audit Committee has reviewed the services provided related to the other fees billed by KPMG LLP and believes that these services are compatible with maintaining KPMG LLP's independence with regard to the audit of the Company's financial statements. It is anticipated that the Audit Committee, at its next scheduled meeting, will approve KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2005. Representatives of KPMG LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.


  POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF
                       INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent public accountants. Prior to engagement of the independent public accountants for the next year's audit, management will submit to the Audit Committee for approval a list of all audit and non-audit services expected to be rendered during that year and the budgeted fees for those services. The Audit Committee pre-approves these services by category of service (audit, audit-related, tax and other) prior to commencement of the engagement. If circumstances arise where it becomes necessary to engage the independent public accountants for additional services not contemplated in the original pre-approval, the Audit Committee will approve those additional services prior to commencement of the engagement. The Audit Committee may delegate pre-approval authority to the Chair of the Audit Committee, provided that the Chair reports any such pre-approval decisions to the Audit Committee at its next scheduled meeting. The independent public accountants and management periodically report to the full Audit Committee regarding the extent of services provided by the independent public accountants in accordance with this pre-approval, and the fees for the services performed to date. 1% of the fees paid to the independent public accountants during fiscal 2004 and 2003 under the categories Audit-Related, Tax and All Other fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimus exception established by the SEC.


                            STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the 2006 Annual Meeting of Stockholders must be received by the Secretary of the Company on or before December 2, 2005, to be eligible for inclusion in the Company's 2006 proxy materials. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended. Nominations for directors to be elected at the 2006 Annual Meeting of Stockholders may be submitted by stockholders by delivery of such nominations in writing to the Secretary of the Company by December 2, 2005. For a description of the process for submitting such nominations, see "Director Nomination Process" on page 2 of this Proxy Statement.

      Stockholder  proposals submitted for presentation at  the  2005  Annual
Meeting but not included in our proxy materials must be received by the Secretary of the Company at its headquarters in Omaha, Nebraska no later than April 20, 2005. Such proposals must set forth (i) a brief description of the business desired to be brought before the Annual Meeting and the reason for conducting such business at the Annual Meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Company's Common Stock beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Only stockholders of record as of March 21, 2005, are entitled to bring business before the Annual Meeting.

        DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

      The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the stockholders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of a proxy statement or annual report, or one who is receiving multiple copies and wishes to receive only one, should notify the broker if the shares are held in a brokerage account or notify the Company if the stockholder holds registered shares. Stockholders can notify the Company by sending a written request to Werner Enterprises, Inc., Corporate Secretary, P.O. Box 45308, Omaha, NE 68145 or by calling
(402) 895-6640.


                               OTHER BUSINESS

      Management of the Company knows of no business that will be presented for consideration at the Annual Meeting of Stockholders other than that described in the Proxy Statement. As to other business, if any, that may properly be brought before the meeting, it is intended that proxies solicited by the Board will be voted in accordance with the best judgment of the person voting the proxies.

      Stockholders are urged to complete, date, sign, and return the proxy enclosed in the envelope provided. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

                                   By Order of the Board of Directors

                                   /s/ James L. Johnson

                                   James L. Johnson
                                   Vice President, Controller
                                     and Corporate Secretary

                           WERNER ENTERPRISES, INC.
                             Post Office Box 45308
                          Omaha, Nebraska  68145-0308
                            _______________________

                                 FORM OF PROXY
                            _______________________

     This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held May 10, 2005. The undersigned hereby appoints Clarence L. Werner and Gary L. Werner, and each of them, as proxy, with full power of substitution in each of them and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of Werner Enterprises, Inc., held of record by the undersigned as of March 21, 2005, at the Annual Meeting of Stockholders to be held on May 10, 2005, and any adjournments thereof.

1.   Election of Directors.
           (Check  only  one  box  below.  To  withhold  authority  for   any
           individual nominee, strike through the name of the nominee.)

     [   ] To vote for the nominees listed below:

               Gary L. Werner
               Gregory L. Werner
               Michael L. Steinbach
      or

     [   ] To withhold authority to vote for all nominees listed above.

2. To amend Article X of the Articles of Incorporation regarding the number of classes of directors and the number of directors in each class.
           (Check only one box below.)

     [   ]  For                  [   ]  Against            [   ]  Abstain

3.   Stockholder Proposal - Board Diversity Resolution.
           (Check only one box below.)

     [   ]  For                  [   ]  Against            [   ]  Abstain

4. In their discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

     This Proxy, when properly executed, will be voted in the manner directed hereon by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of all nominees for director, FOR the amendment to the Articles of Incorporation, and AGAINST the stockholder proposal. Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If signing as a corporation, please sign the full corporate name by the President or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.

_______________________ __________  ______________________________ __________
Signature               Date        Signature if held jointly      Date

Please mark, sign, date, and promptly return this form of proxy using the enclosed self-addressed, postage-paid return envelope.